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                                                                      EXHIBIT 11

                            DURAKON INDUSTRIES, INC.
                       CALCULATION OF EARNINGS PER SHARE



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


                                                               (In thousands, except per
                                                                     share amounts)

                                                                  YEAR ENDED DECEMBER 31,
                                                                   ----------------------
                                                                     1996          1995
                                                                     ----          ----
Net earnings available to common stockholders                        $8,904       $2,299
                                                                     ======       ======
PRIMARY

    Average number of shares oustanding                               6,540        6,687

    Add:  Dilutive effect of stock options based
              upon treasury stock method                                107           --
                                                                     ------       ------

          Total                                                       6,647        6,687
                                                                     ======       ======

          Per share amount                                           $ 1.34       $ 0.34
                                                                     ======       ======

FULLY DILUTED

    Average number of shares outstanding                              6,540        6,687

    Add:  Dilutive effect of stock options based
              upon treasury stock method                                107           --
                                                                     ------       ------
          Total                                                       6,647        6,687
                                                                     ======       ======

          Per share amount                                           $ 1.34       $ 0.34
                                                                     ======       ======

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